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                                                                     EXHIBIT 3.5

                            ARTICLES OF INCORPORATION
                                       OF
                          GBC BUSINESS EQUIPMENT, INC.

                  The undersigned, being a natural person, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation pursuant to the provisions of the Florida General Corporation Act.

                  FIRST: The name of the corporation (hereinafter called the corporation) is GBC BUSINESS EQUIPMENT, INC.

                  SECOND:  The duration of the corporation shall be perpetual.

                  THIRD: The purposes for which the corporation is initially organized, which shall continue to be the purposes of the corporation until and if the same shall be amended pursuant to the provisions of the Florida General Corporation Act, and which shall include the authority of the corporation to transact any lawful business for which corporations may be incorporated under the Florida General Corporation Act, are as follows:

                  To invent, devise, produce, develop, manufacture, make, contract with others for the manufacture of, construct, assemble, service, salvage, overhaul, renovate, conduct research on, recondition, alter, repair, purchase or otherwise acquire, install, use, own, operate, sell, lease, license the use of, maintain, exchange, rent, or otherwise dispose of, distribute and generally deal in and with, as principal, agent, factor, jobber, or otherwise, at wholesale and retail graphic arts industry, products and supplies, photo lithographic film and other equipment and supplies of a similar or like nature that may be merchandised by the corporation; to furnish any and all services to the graphic arts industry and to act as consultants and advisory on any problem of the industry.

                  To do a general brokerage, commission merchants' and selling agents' business; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, corporation or corporations, for the purchasing, acquiring, manufacturing and selling of any articles of personal property of any kind or nature whatsoever.

                  To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor,


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         and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

                  To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                  To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                           (a) inventions, devices, formulae, processes and any
                  improvements and modifications thereof;

                           (b) letters patent, patent rights, patented
                  processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof,

                                       -2-

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                  or of any foreign country or subdivision thereof, and all
                  rights connected therewith or appertaining thereunto;

                           (c) franchises, licenses, grants and concessions.

                  To have all of the powers conferred upon corporations organized under the Florida General Corporation Act.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Sixty (60), all of which are without par value and are of the same class and are to be Common shares.

                  FIFTH: The address of the initial registered office of the corporation in the State of Florida is 300 East Park Avenue, c/o The Prentice-Hall Corporation System, Inc., City of Tallahassee 32301, County of Leon; and the name of the initial registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.

                  SIXTH: The number of directors constituting the initial Board of Directors of the corporation is three.

                  The name and the address of each person who is to serve as a member of the initial Board of Directors of the corporation are as follows:


     NAME                                              ADDRESS
     ----                                              -------

John E. Preschlack                     1 GBC Plaza, Northbrook, Illinois 60062
Warren R. Rothwell                     1 GBC Plaza, Northbrook, Illinois 60062
William N. Lane, 3rd                   1 GBC Plaza, Northbrook, Illinois 60062


                  SEVENTH: The name and address of the incorporator are as follows:


     NAME                                      ADDRESS
     ----                                      -------
R. G. Dickerson                  229 South State Street, Dover, Delaware 19901

                  EIGHTH: 1. Whenever the corporation shall be engaged in the business of exploiting natural resources or other wasting assets, dividends may be declared and paid in cash out of the depletion or similar reserves at the discretion of the Board of Directors and in conformity with the provisions of the Florida General Corporation Act.

                          2. The corporation shall, to the fullest extent
permitted by the provisions of the Florida Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from

                                       -3-

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                                  * * * * * *


and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Signed on December 28, 1979.

                                                  /s/ R. G. DICKERSON
                                                  ------------------------------
                                                  R. G. Dickerson, Incorporator


                                  * * * * * *


                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                          GBC BUSINESS EQUIPMENT, INC.

To the Department of State
State of Florida

         Pursuant to the provisions of the Florida General Corporation Act, the corporation hereinafter named does hereby adopt the following Articles of Amendment.

         1.    The name of the corporation is GBC BUSINESS EQUIPMENT, INC.

         2. The following is an amendment to the Articles of Incorporation of the Corporation which has been adopted. Article Four (4) thereof, which relates to the authorized shares of the corporation is amended so as to read as follows:

         "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) all of which are without par value and are of the same class and are to be Common Shares."

         3. All of the directors and all of the shareholders entitled to vote of the corporation adopted the foregoing amendment by signing a written statement manifesting their intention to adopt the same.

         This amendment was adopted by the shareholders on 3/27/80.

Executed on March 27, 1980.

                                                  GBC BUSINESS EQUIPMENT, INC.

                                                  By /s/ FRANK J. LENAHAN
                                                     --------------------------
                                                     Vice President & Treasurer


                                                  Attest /s/ STEVEN RUBIN
                                                         ----------------------
                                                         Secretary


                                  * * * * * *

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                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                          GBC BUSINESS EQUIPMENT, INC.

To the Department of State
State of Florida

         Pursuant to the provisions of the Florida General Corporation Act, the corporation hereinafter named does hereby adopt the following Articles of Amendment.

         1.       The name of the corporation is GBC Business Equipment, Inc.

         2. The following is an amendment to the Articles of Incorporation of the corporation which have been adopted. Article first thereof, which relates to the name of the corporation, is amended so as to read as follows:

                  "The name of the corporation is Webtron Corp."

         3. The foregoing amendment was adopted by the sole shareholder entitled to vote thereon by its signed written consent on July 1, 1982 in accordance with the provisions of Section 607.394 of the Florida General Corporation Act.

Executed on July 13, 1982

                                              GBC BUSINESS EQUIPMENT, INC.

                                              By /s/ FRANK J. LENAHAN
                                                 ------------------------------
                                                 Its Vice President & Treasurer


                                             Attest /s/ STEVEN RUBIN
                                             ----------------------------------
                                             By Steven Rubin
                                             Its Secretary


                                  * * * * * *

                            ARTICLES OF AMENDMENT OF
                  WEBTRON CORP. [GBC BUSINESS EQUIPMENT, INC.]
                               SHAREHOLDER CONSENT

                [as filed with the Secretary of State of Florida]

         The undersigned, being the sole shareholder of Webtron Corp., a Florida corporation, in accordance with the By-Laws of said Corporation and in accordance with the Florida General Corporation Act does hereby adopt the following resolution and agrees that adoption of said resolution shall be valid and with the same


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effect as though such resolution had been adopted at a regular meeting of shareholders duly called and held:

                  WHEREAS, the Directors of the corporation have adopted the following resolution and have submitted it for shareholder approval, and

                  WHEREAS, certain provisions of the Florida General Corporation Act require the shareholder of the corporation to concur and adopt said resolution,

                  BE IT THEREFORE RESOLVED, that the First Article of the Articles of Incorporation of the Corporation is hereby amended as follows:

                  First: The name of the Corporation is GBC Business Equipment, Inc.

                  BE IT FURTHER RESOLVED, that the respective officers of the Corporation are hereby authorized, empowered and directed to take any action deemed necessary or appropriate to effect said amendment to the Articles of Incorporation.

Dated September 28, 1987

                                                 GENERAL BINDING CORPORATION

                                                 By /s/ EDWARD McNULTY
                                                    ----------------------------
                                                 Its Vice President & Treasurer


                                                 Attest /s/ STEVEN RUBIN
                                                        ------------------------
                                                        Its Secretary